Exhibit 4.28I

AMENDMENT NO. 3

AMENDMENT NO. 3 (this “Amendment”), dated as of October 16, 2006, to the Amended and Restated Loan and Security Agreement, dated as of December 1, 2005 (as amended, supplemented and in effect from time to time, the “Loan Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement) by and among Credit Suisse, as administrative agent for the LC Facility, Bank of America, N.A., as administrative agent for the Revolving Facility and syndication agent for the LC Facility, Banc of America Securities LLC (“BAS”), as sole arranger under the Revolving Facility, Credit Suisse, as sole bookrunner under the LC Facility, Credit Suisse and BAS, as joint lead arrangers under the LC Facility, Clean Harbors, Inc., a Massachusetts corporation (“Parent”), the Canadian Borrowers, and each of the other Subsidiaries of Parent from time to time a party thereto (each such Subsidiary, together with Parent and Canadian Borrowers, a “Credit Party” and, collectively, “Credit Parties”).

W I T N E S S E T H:

WHEREAS, subsection 11.3 of the Loan Agreement permits the Loan Agreement to be amended from time to time;

WHEREAS, the Loan Agreement is being amended at the request of the Borrowers;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments.

(a) The following defined terms shall be added to Section 1 of the Loan Agreement:

“Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of October 16, 2006.

“Amendment No. 3 Effective Date” shall mean the first Business Day on which all conditions precedent set forth in Section 2 of Amendment No. 3 are satisfied.

(b) Section 1 of the Loan Agreement is hereby amended by deleting the definition of “Significant Subsidiary” in its entirety and replacing it with the following:

“Significant Subsidiary” with respect to any Person means (1) any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” as defined in Regulation S-X under the Securities Act as such Regulation is in effect on the Amendment No. 3 Effective Date (assuming such Person is the registrant referred to in the definition of “significant subsidiary” in such Regulation) and (2) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (e), (f), (g) or (h) of Section 10.1 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition; provided that each reference to “10 percent” in the criteria for a “significant subsidiary” as defined in Regulation S-X under the Securities Act as such Regulation is in effect on the Amendment No. 3 Effective Date shall be replaced with the words “5 percent”.

(c) Section 8.24 is hereby amended by replacing the references to “each Credit Party” therein with “each of Parent and each Significant Subsidiary of Parent”.

(d) Section 9.10 is hereby amended by adding the following proviso thereto at the end of such Section:

“; provided that, notwithstanding the foregoing, if an Event of Default would be occurring and continuing under Section 10.1(e), (f), (g) or (h) if a Credit Party that is not a Significant Subsidiary were in fact a Significant Subsidiary, such Credit Party shall not be considered a Credit Party for purposes of clause (c)(3) or (d) of this Section 9.10 to the extent that the aggregate value of all Investments (other than

Investments to fund compliance with applicable Environmental Laws) made in all Credit Parties with respect to which an Event of Default described in Section 10.1(e), (f), (g) or (h) has occurred and is continuing (assuming each reference to “Significant Subsidiary of Parent” in Sections 10.1(e), (f), (g) and (h) were to “Credit Party”) after the date of any such Event of Default shall exceed $10.0 million.”

(e) Section 10.1(d) is hereby amended by deleting it in its entirety and replacing it with the following:

“(d)         one or more judgments for the payment of money is rendered against any Credit Party in excess of the US Dollar Equivalent of $5.0 million in any one case or in the aggregate and shall remain undischarged, unpaid or unstayed for a period in excess of thirty (30) days after any such judgment or judgments shall have become final and non-appealable;”

(f) Sections 10.1(e), (f), (g) and (h) are hereby amended by replacing the references to “any Credit Party” therein with “Parent or any Significant Subsidiary of Parent”.

Section 2. Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Amendment No. 3 Effective Date”) when, and only when the Administrative Agents shall have received counterparts of this Amendment executed by each Credit Party, the Administrative Agents and a number of Lenders sufficient to constitute the Majority Lenders. The effectiveness of this Amendment (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

Section 3. Representations and Warranties.  In order to induce the Lenders and the Administrative Agents to enter into this Amendment, Borrowers represent and warrant to each of the Lenders and the Administrative Agents that after giving effect to this Amendment, (a) no Default or Event of Default exists or has occurred and is continuing; (b) after giving effect to this Amendment, no Default or Event of Default will exist or will have occurred and be continuing; and (c) all of the representations and warranties in the Loan Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4. Amendment No. 3 Affirmative Covenant.  Borrowers shall pay within one day after the Amendment No. 3 Effective Date a cash fee in an amount equal to (i) in the case of each LC Facility Lender that delivers a fully and properly executed signature page to this Amendment at or before the Amendment No. 3 Effective Date, 0.10% of the aggregate amount of the Credit Linked Deposits held by such LC Facility Lender immediately prior to the Amendment No. 3 Effective Date, (ii) in the case of each Term Loan Lender that delivers a fully and properly executed signature page to this Amendment at or before the Amendment No. 3 Effective Date, 0.10% of the aggregate of the Term Loans held by such Term Loan Lender immediately prior to the Amendment No. 3 Effective Date and (iii) in the case of each Revolving Lender that delivers a fully and properly executed signature page to this Amendment at or before the Amendment No. 3 Effective Date, 0.10% of the aggregate amount of the Revolving Loan Commitments (whether drawn or undrawn) held by such Revolving Lender immediately prior to the Amendment No. 3 Effective Date.

Section 5. Reference to and Effect on the Loan Agreement.  On and after the Amendment No. 3 Effective Date, each reference in the Loan Agreement, to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, respectively, and in each of the Financing Agreements to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment. The Loan Agreement and each other Financing Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

Section 6. Costs, Expenses and Taxes.  Borrowers agree to pay all reasonable costs and expenses of the Administrative Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, in accordance with the terms of the Loan Agreement.

Section 7. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[Signature Pages Follow]

CREDIT PARTIES

CLEAN HARBORS, INC.
ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS FINANCIAL SERVICES COMPANY
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS LAPORTE, L.P.

By:	/s/ Stephen Moynihan
Title:	Vice President

CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PLAQUEMINE, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
HILLIARD DISPOSAL, LLC
NORTHEAST CASUALTY REAL PROPERTY, LLC
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
TULSA DISPOSAL, LLC

By:	/s/ Stephen Moynihan
Title:	Vice President

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS SERVICES, INC.
MURPHY’S WASTE OIL SERVICE, INC.
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS OF CONNECTICUT, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
CH CANADA HOLDINGS CORP.
CLEAN HARBORS CANADA LP
CH CANADA GP, INC.
CLEAN HARBORS CANADA, INC.
CLEAN HARBORS QUEBEC, INC.
CLEAN HARBORS MERCIER, INC.
510127 N.B. INC.

By:	/s/ Stephen Moynihan
Title:	Vice President

REVOLVING ADMINISTRATIVE AGENT,

ACCOUNTS COLLATERAL AGENT AND

US REVOLVING LENDER

BANK OF AMERICA, N.A.,

Individually and as Agent

By:	/s/ Chris M. O’Halloran
Title:	Vice President

CANADIAN COLLATERAL AGENT
AND CANADIAN LENDER

BANK OF AMERICA, N.A., CANADA BRANCH

Individually and as Agent

By:	/s/ L. M. Junior Del Brocco
Title:	Senior Vice President

LC FACILITY ADMINISTRATIVE AGENT

AND LC FACILITY COLLATERAL AGENT

CREDIT SUISSE

By:	/s/ Phillip Ho
Title:	Director

By:	/s/ Mikhail Faybusovich
Title:	Associate

AS AN LC FACILITY LENDER

Atrium II

By:	/s/ Thomas Flannery
Title:	Authorized Signatory

AS LC FACILITY LENDERS

BABSON CLO LTD. 2003-I
BABSON CLO LTD. 2004-I
BABSON CLO LTD. 2004-II
BABSON CLO LTD. 2005-I
BABSON CLO LTD. 2005-II
By: Babson Capital Management LLC as Collateral Manager

By:	/s/ Russell D. Morrison
Title:	Managing Director

AS AN LC FACILITY LENDER

CANYON CAPITAL CDO 2002-1 LTD.

By:	/s/ Patrick Dooley
Title:	Authorized Signatory

By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

AS AN LC FACILITY LENDER

CANYON CAPITAL CLO 2004-1 LTD.

By:	/s/ Patrick Dooley
Title:	Authorized Signatory

By: Canyon Capital Advisors LLC, a Delaware limited liability company, its Collateral Manager

AS AN LC FACILITY LENDER

Cavalry CLO I, LTD
By: Regiment Capital Management, LLC
as its Investment Advisor

By: Regiment Capital Advisors, LP
its Manager and pursuant to delegated authority

By: Regiment Capital Advisors, LLC
its General Partner

By:	/s/ Mark Brostowski
Title:	Authorized Signatory

AS AN LC FACILITY LENDER

CSAM FUNDING IV

By:	/s/ Thomas Flannery
Title:	Authorized Signatory

AS AN LC FACILITY LENDER

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

By:	/s/ Kelli C. Marti
Title:	Senior Vice President

AS AN LC FACILITY LENDER

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO VI, LTD., or an affiliate

By:	/s/ Kelli C. Marti
Title:	Senior Vice President

AS AN LC FACILITY LENDER

Liberty CLO, Ltd.
By: Highland Capital Management, L.P. As Collateral Manager By: Strand Advisors, Inc., its General Partner

By:	/s/ Brian Lohrding
Treasurer, Strand Advisors, Inc.
General Partner of Highland Capital Management, L.P.

AS AN LC FACILITY LENDER

Lightpoint CLO 2004-1, Ltd.
Premium Loan Trust I, Ltd.
Lightpoint CLO IV, Ltd.
Lightpoint CLO V, Ltd.

Marquette US European CLO P.L.C.

By:	/s/ Colin Donlan
Title:	Director

AS AN LC FACILITY LENDER

ORIX FINANCE CORP.
By:	/s/ Christopher L. Smith
Title:	Authorized Representative

AS AN LC FACILITY LENDER

POST LEVERAGED LOAN MASTER FUND, LLC
By: Post Leveraged Loan Group, LLC as General Partner By: Post Advisory Group, LLC As Managing Member

By:	/s/ Lawrence A. Post
Title:	Chief Investment Officer

AS AN LC FACILITY LENDER

REGIMENT CAPITAL LTD.

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LP its Manager and pursuant to delegated authority

By:	/s/ Mark A. Brostowski
Title:	Authorized Signatory

AS AN LC FACILITY LENDER

Rockwall CDO LTD.
By: Highland Capital Management, L.P. As Collateral Manager
By: Strand Advisors, Inc., its General Partner

By:	/s/ Brian Lohrding
Treasurer, Strand Advisors, Inc. General Partner of Highland Capital Management, L.P.

AS AN LC FACILITY LENDER

WHITEHORSE I, LTD.
By: Whitehorse Capital Partners L.P., as Collateral Manager

By:	/s/ Jay Carvell
Title:	Portfolio Manager

AS AN LC FACILITY LENDER

WHITEHORSE II, LTD.
By: Whitehorse Capital Partners L.P., as Collateral Manager

By:	/s/ Jay Carvell
Title:	Portfolio Manager

AS AN LC FACILITY LENDER

WHITEHORSE IV, LTD.
By: Whitehorse Capital Partners L.P., as Collateral Manager

By:	/s/ Jay Carvell
Title:	Portfolio Manager

AS TERM LOAN LENDERS

BABSON CLO LTD. 2003-I
BABSON CLO LTD. 2004-I
BABSON CLO LTD. 2004-II
BABSON CLO LTD. 2005-I
BABSON CLO LTD. 2005-II
By: Babson Capital Management LLC as Collateral Manager

By:	/s/ Russell D. Morrison
Title:	Managing Director

AS A TERM LOAN LENDER

CANYON CAPITAL CLO 2004-1 LTD.

By:	/s/ Dominique Mielle
Title:	Authorized Signatory

By: Canyon Capital Advisors LLC,
a Delaware limited liability company,
its Collateral Manager

AS A TERM LOAN LENDER

CANYON CAPITAL CLO 2006-1 LTD.

By:	/s/ Dominique Mielle
Title:	Authorized Signatory

By: Canyon Capital Advisors LLC,
a Delaware limited liability company,
its Collateral Manager

AS A TERM LOAN LENDER

Cavalry CLO I, LTD
By: Regiment Capital Management, LLC
as its Investment Advisor

By: Regiment Capital Advisors, LP
its Manager and pursuant to delegated authority

By: Regiment Capital Advisors, LLC
its General Partner

By:	/s/ Mark Brostowski
Title:	Authorized Signatory

CREDIT SUISSE CAYMAN ISLANDS BRANCH
AS A TERM LOAN LENDER

By:	/s/ Barry Zamore
Title:	Managing Director

By:	/s/ Robert Healey
Title:	Director

AS A TERM LOAN LENDER

Denali Capital LLC, managing member of DC
Funding Partners, portfolio manager for
DENALI CAPITAL CLO VII, LTD., or an
affiliate

By:	/s/ Kelli C. Marti
Title:	Senior Vice President

AS A TERM LOAN LENDER

First Trust/Highland Capital Floating
Rate Income Fund

By:	/s/ M. Jason Blackburn
Title:	Treasurer

AS A TERM LOAN LENDER

First Trust/Highland Capital Floating
Rate Income Fund II

By:	/s/ M. Jason Blackburn
Title:	Treasurer

AS A TERM LOAN LENDER

Lightpoint CLO 2004-1, Ltd.
Premium Loan Trust I, Ltd.
Lightpoint CLO IV, Ltd.
Lightpoint CLO V, Ltd.
Marquette US/European CLO P.L.C.

By:	/s/ Colin Donlan
Title:	Director

AS A TERM LOAN LENDER

MADISON PARK FUNDING IV, LTD.

By:	/s/ Thomas Flannery
Title:	Authorized Signatory

AS A TERM LOAN LENDER

Red River CLO Ltd.
By: Highland Capital Management, L.P.
As Collateral Manager
By: Strand Advisors, Inc., its General Partner

By:	/s/ Brian Lohrding
Treasurer, Strand Advisors, Inc. General Partner of Highland Capital Management, L.P.

AS A TERM LOAN LENDER

REGIMENT CAPITAL LTD.

By: Regiment Capital Management, LLC
as its Investment Advisor

By: Regiment Capital Advisors, LP
its Manager and pursuant to delegated authority

By:	/s/ Mark Brostowski
Title:	Authorized Signatory

AS A TERM LOAN LENDER

WHITEHORSE III, LTD.
By: Whitehorse Capital Partners L.P.,
as Collateral Manager

By:	/s/ Jay Carvell
Title:	Portfolio Manager

AS A TERM LOAN LENDER

WHITEHORSE IV, LTD.
By: Whitehorse Capital Partners L.P.,
as Collateral Manager

By:	/s/ Jay Carvell
Title:	Portfolio Manager